Fingerhut Receivables, Inc.		Fingerhut Master Trust			Monthly Report
Securityholder's Statement		Series 1998-1			Dec-2000
	Class A	Class B	CTO	Class D	Total
(i) Original Security Amount	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00
(ii) Security Principal Distributed	22,500,000.00	0.00	0.00		22,500,000.00
(iii) Security Interest Distributed	1,251,937.50	268,037.87	409,638.79		1,929,614.16

Security Principal Distributed per $1,000	66.6666667	0.0000000	0.0000000
Security Interest Distributed per $1,000	3.7094444	5.2416667	6.6755555
(iv) Principal Collections	13,905,146.35	2,106,825.37	2,528,223.41	2,528,223.41	21,068,418.54
(v) Finance Collections	7,136,757.56	1,586,763.71	1,904,141.28	1,904,141.28	12,531,803.83
Recoveries	959,046.62	217,963.59	261,559.72	261,559.72	1,700,129.65
Defeasance Funding Acct Earnings	0.00	0.00	0.00	0.00	0.00
Total Finance Collections	8,095,804.18	1,804,727.30	2,165,701.00	2,165,701.00	14,231,933.48
Total Collections	22,000,950.53	3,911,552.67	4,693,924.41	4,693,924.41	35,300,352.02
(vi) Aggregate Amount of Principal Receivables					1,615,319,845.64
Invested Amount (End of Month)	247,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	421,364,000.00
Floating Allocation Percentage	15.3220429%	3.1656888%	3.7988761%	3.7988761%	26.0854840%
Fixed/Floating Allocation Percentage	16.7149559%	3.1656888%	3.7988761%	3.7988761%	27.4783970%
Invested Amount (Beginning of Month)	270,000,000.00	51,136,000.00	61,364,000.00	61,364,000.00	443,864,000.00
Average Daily Invested Amount					437,435,428.57
(vii) Receivable Delinquencies
Current				79.33%	1,510,713,900.55
30 Days to 59 Days				5.91%	112,574,660.39
60 Days to 89 Days				4.15%	78,945,930.46
90 Days and Over				10.61%	202,134,215.02
Total Receivables				100.00%	1,904,368,706.42
(viii) Aggregate Investor Default Amount					10,125,165.55
As a % of Average Daily Invested Amount (Annualized based on 365 days/year)					24.14%
(ix) Security Charge-Offs	0.00	0.00	0.00	0.00	0.00

(x) Servicing Fee	473,360.66	97,801.09	117,362.84	117,362.84	805,887.43

(xii) Unreimbursed Redirected Principal Collections		0.000000	0.000000	0.000000	0.000000
(xiii) Excess Funding Account Balance					0.00
(xiv) CTO Trigger Event Occurrence					None
CTO Reserve Amount					N/A
(xv) Number of New Accounts Added to the Trust					65,936
(xvi) Revolving Receivables Reserve Account Balance					$ 4,375,700.00
(xvii) Defeasance Funding Account Balance					0.00
Average Net Portfolio Yield					9.79%
Minimum Base Rate					7.98%